Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-166146 on Form S-1 of our report dated March 31, 2010, relating to the financial statements of RegeneRx Biopharmaceuticals, Inc. appearing in the Prospectus which is part of such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
Vienna, Virginia
May 17, 2010